As filed with the Securities and Exchange Commission on December 22, 2015

File No.  001-[●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PNK Entertainment, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-4668380
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3980 Howard Hughes Parkway

Las Vegas, Nevada 89169

(Address of Principal Executive Offices)

(702) 541-7777

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer ☒	Smaller reporting company	☐
(Do not check if a smaller reporting company)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND

ITEMS OF FORM 10

Our information statement is filed as Exhibit 99.1 and is incorporated by reference to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.

Item No.	Caption	Location in Information Statement
Item 1.	Business	See “Summary,” “Risk Factors,” “Forward-Looking Statements,” “Business,” “The Separation,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Certain Relationships and Related Party Transactions” and “Where You Can Find More Information”

Item 1a.	Risk Factors	See “Risk Factors” and “Forward-Looking Statements”

Item 2.	Financial Information	See “Summary,” “Capitalization,” “Selected Historical Consolidated Financial Statements,” “Unaudited Pro Forma Condensed Consolidated Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

Item 3.	Properties	See “Business — Operating Facilities”

Item 4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners and Management”

Item 5.	Directors and Executive Officers	See “Management”

Item 6.	Executive Compensation	See “Management” and “Certain Relationships and Related Party Transactions”

Item 7.	Certain Relationships and Related Transactions, and Director Independence	See “Risk Factors,” “Management” and “Certain Relationships and Related Party Transactions”

Item 8.	Legal Proceedings	See “Business — Legal Proceedings”

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	See “Summary,” “The Separation,” “Capitalization,” “Dividend Policy” and “Description of Capital Stock”

Item 10.	Recent Sales of Unregistered Securities	Not Applicable

Item 11.	Description of Registrant’s Securities to be Registered	See “The Separation,” “Dividend Policy” and “Description of Capital Stock”

Item 12.	Indemnification of Directors and Officers	See “Management” and “Description of Capital Stock”

Item 13.	Financial Statements and Supplementary Data	See “Summary,” “Unaudited Pro Forma Condensed Consolidated Financial Statements” and “Index to Financial Statements” and the statements referenced therein

Item No.	Caption	Location in Information Statement

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable

Item 15.	Financial Statements and Exhibits	See “Unaudited Pro Forma Condensed Consolidated Financial Statements” and “Index to Financial Statements” and the statements referenced therein

(a)	List of Financial Statements and Schedules

The following financial statements are included in the Information Statement and filed as part of this Registration Statement on Form 10:

Unaudited Pro Forma Condensed Consolidated Financial Statements of PNK Entertainment, Inc., and

Consolidated Financial Statements, including Report of Independent Registered Public Accounting Firm

(b)	Exhibits

The following documents are filed as exhibits hereto unless otherwise indicated:

Exhibit No.	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and between PNK Entertainment, Inc. and Pinnacle Entertainment, Inc., and, solely with respect to Article VIII, Gaming and Leisure Properties, Inc.†

3.1	Form of Amended and Restated Certificate of Incorporation of PNK Entertainment, Inc.*

3.2	Form of Amended and Restated By-laws of PNK Entertainment, Inc.*

10.1	Form of Master Lease by and between PNK Entertainment, Inc. and Pinnacle Entertainment, Inc.†

10.2	Tax Matters Agreement, dated July 20, 2015, by and among Pinnacle Entertainment, Inc., Gaming and Leisure Properties, Inc. and PNK Entertainment, Inc.

10.3	Form of Employee Matters Agreement by and between PNK Entertainment, Inc. and Pinnacle Entertainment, Inc.

21.1	Subsidiaries of PNK Entertainment, Inc.*

99.1	Preliminary Information Statement of PNK Entertainment, Inc., subject to completion, dated December 22, 2015

99.2	Government Regulations and Gaming Issues*

*	To be filed by amendment.

†	The form agreement contains a brief list identifying all schedules and exhibits thereto. Such schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PNK Entertainment, Inc.

By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	President, Treasurer and Secretary

Dated: December 22, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and between PNK Entertainment, Inc. and Pinnacle Entertainment, Inc., and, solely with respect to Article VIII, Gaming and Leisure Properties, Inc.†

3.1	Form of Amended and Restated Certificate of Incorporation of PNK Entertainment, Inc.*

3.2	Form of Amended and Restated By-laws of PNK Entertainment, Inc.*

10.1	Form of Master Lease by and between PNK Entertainment, Inc. and Pinnacle Entertainment, Inc.†

10.2	Tax Matters Agreement, dated July 20, 2015, by and among Pinnacle Entertainment, Inc., Gaming and Leisure Properties, Inc. and PNK Entertainment, Inc.

10.3	Form of Employee Matters Agreement by and between PNK Entertainment, Inc. and Pinnacle Entertainment, Inc.

21.1	Subsidiaries of PNK Entertainment, Inc.*

99.1	Preliminary Information Statement of PNK Entertainment, Inc., subject to completion, dated December 22, 2015

99.2	Government Regulations and Gaming Issues*

*	To be filed by amendment.

†	The form of agreement contains a brief list identifying all schedules and exhibits thereto. Such schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.